Exhibit (a)(1)(iii)

Delaware

The first State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “XTRASHARES TRUST”, CHANGING ITS NAME FROM “XTRASHARES TRUST” TO “PROSHARES TRUST”, FILED IN THIS OFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 2005, AT 5:02 O’CLOCK P.M.

	[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3530200 8100		AUTHENTICATION: 4271835
050893122		DATE: 11-03-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:02 PM 11/01/2005
FILED 05:02 PM 11/01/2005
SRV 050893122 - 3530200 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

(Pursuant to Section 3810 of the Delaware Statutory Trust Act)

FIRST:	The name of the statutory trust (hereinafter referred to as the “Trust”) is xtraShares Trust.

SECOND:	The name of the Trust is hereby changed to: ProShares Trust

THIRD:	This Certificate of Amendment to Certificate of Trust shall be effective October 10, 2005 for accounting purposes only.

By:	/s/ Michael L. Sapir
Michael L. Sapir
Trustee

By:	/s/ Louis M. Mayberg
Louis M. Mayberg
Trustee